Exhibit 10.2

                             MASTER CREDIT AGREEMENT

                                    -BETWEEN-

                        INFINITE FUNDING INC., AS LENDER

                                      -AND-

                     DOMARK INTERNATIONAL INC., AS BORROWER

     This MASTER CREDIT AGREEMENT ("Agreement") is entered into between INFINITE FUNDING INC. as Lender ("Lender") and DOMARK INTERNATIONAL INC. as Borrower ("Borrower") as of March 2, 2012. The above entities may be collectively referred to as the "Parties", and if referring to only one of the above entities, a "Party."

                                    RECITALS

     WHEREAS, Borrower desires to borrow certain monies from time to time pursuant to this Agreement in order to fund its business activities;

     WHEREAS, Lender is willing to lend monies to Borrower pursuant to this Agreement;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. DEFINITIONS AND CONSTRUCTION

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

     "Advance" means a disbursement of monies pursuant to this Agreement.

     "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

     "Borrowing Certificate" means a request for an Advance substantially in the form set forth as Exhibit A hereto.

     "Business Day" means any day that is not a Saturday, Sunday, federal holiday or Texas state holiday.

     "Debt" means all Indebtedness incurred pursuant to the Loan Documents.

     "Evidence of "indebtedness" means a compilation of all Advances disbursed to Borrower pursuant to this Agreement during the Borrower's last fiscal quarter, substantially in the form set forth as Exhibit B hereto.
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     "GAAP" means  generally  accepted  accounting  principles as in effect from time to time.

     "Indebtedness"means any amount outstanding under this Agreement.

     "Lending Facility" means the facility under which Borrower may request Lender to fund Advances to Borrower, as specified in Section 2.1 hereof.

     "Loan Documents" means, collectively, this Agreement, any Borrowing Certificate, Evidence of Indebtedness, and any other agreement entered into between Borrower and Lender in connection with this Agreement, all as amended or extended from time to time.

     "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to repay the Debt or otherwise perform its obligations under the Loan Documents, (iii) the validity or enforceability of the Loan Documents, or (iv) the rights and remedies of Administrative Agent under the Loan Documents.

     "Maturity Date" means the date of maturity of the Advances disbursed pursuant to this Agreement, which shall be one (l) year from the date of the Evidence of Indebtedness evidencing such Advance(s).

     "Permitted Indebtedness" means:

          (a) any Indebtedness arising under this Agreement or any other Loan Document;

          (b)   indebtedness   pursuant   to  the   Borrower's   bylaws   or  in
     indemnification agreements, to indemnify officers, directors and employees of the Borrower;

          (c) other indebtedness for borrowed money not be in excess of $1,500,000 in any fiscal year;

          (d) general trade debt or accounts payable to non-Affiliate creditors incurred in the ordinary course of business, not in excess of $1,000,000 in any fiscal year;

          (e) any other indebtedness for borrowed money permitted by Lender.

     "Person" means any individual, sole proprietorship, limited liability company, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

     "Responsible Officer" means each of the Chief Executive Officer and Chief Financial Officer of Borrower.

     "Shell Company" means, with respect to the Borrower, that the Borrower has no or nominal operations; and (i) either no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

     "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

                                       2
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     "Termination  Date"  means the date of  termination  of this  Agreement  in accordance with Section 9.1.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2. MANNER OF BORROWING AND TERMS OF ADVANCES

     2.1 Amount of Lending Facility. Subject to the terms and conditions of this Agreement, Lender agrees to make Advances to Borrower in an amount not to exceed $150,000. This Lending Facility is not a revolving line of credit and monies borrowed hereunder cannot be borrowed, repaid, and re-borrowed.

     2.2 Manner of Borrowing. Until the Termination Date, Borrower may request Advances under the Lending Facility as follows:

          (a) From time to time, Borrower may submit via personal delivery, electronic mail, or other commercially reasonable means, a Borrowing Certificate in substantially the form of Exhibit B hereto to Lender no later than 2:00 p.m. Houston, Texas time, on the Business Day prior to the date that the Advance is to be made.

          (b) Once the Borrowing Certificate is received and Lender is satisfied as to the completeness of the same, Lender shall disburse the Advance to Borrower in accordance with the Borrowing Certificate.

          (c) On the last day of each fiscal quarter of Borrower, Lender may issue an Evidence of Indebtedness in the name of Borrower setting forth the Advances made to Borrower during such fiscal quarter (or in the CASE of the first Evidence of Indebtedness issued hereunder, all Advances made since the date of this Agreement).

     2.3 Interest Rates, Payments, and Calculations.

          (a) Interest Rate. Except as specified to the contrary in any Loan Document, the Debt shall bear interest, on the amount outstanding, at a rate equal to eight percent (8%) per year simple interest.

          (b) Default Rate. All Debt shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to eighteen percent (18%) per year simple interest.

          (c) Term of Debt. Each Borrowing Certificate and the interest accrued thereon shall be due one (1) year after the date of the Evidence of Indebtedness.

          (d) Computation. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty five (365) day year for the actual number of days elapsed.

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     2.4 Payments. Borrower shall make payments directly to Lender in accordance with the terms of each Borrowing Certificate. Upon request from the Borrower, Lender shall also provide records showing the date and amount of all payments received and the amount of the Debt

     2.5 Term. This Agreement shall become effective upon execution by all Parties and shall continue in full force and effect until the Termination Date.

     2.6 Use of Proceeds. Borrower will use the proceeds of Advances for the purpose of working capital and for general corporate purposes.

     3. CONDITIONS OF ADVANCES

     3.1 Conditions Precedent to Initial Advance. The obligation of Lender to make the initial Advance is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:

          (a) this Agreement and a Borrowing Certificate, each duly executed by Borrower;

          (b) such other documents, and completion of such other matters, as Lender may deem reasonably necessary or appropriate.

     3.2 Conditions Precedent to all Advances. The obligation of Lender to make each Advance, including the initial Advance, is further subject to the following conditions:

          (a) receipt by Lender of a Borrowing Certificate as provided m Section 2.1;

          (b) each representation and warranty contained in Section 5 shall be true and accurate in all material respects on and as of the date of such Borrowing Certificate and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance.

     The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in subsection (c) of this Section 3.2.

     4. REPRESENTATIONS AND WARRANTIES

     Borrower represents, warrants and covenants as follows:

     4.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

     4.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's certificate of incorporation or bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

     4.3 Name; Location of Principal Executive Office. Borrower's correct legal name is as set forth on the signature page hereof. The principal executive office of Borrower is located at the address indicated in Section10 hereof.

     4.4 Litigation. Except as previously disclosed by borrower in its filings with the Securities and Exchange Commission ("SEC"), there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision is reasonably likely to have a Material Adverse Effect. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

     4.5 No Material Adverse Change in Financial Statements. All financial statements related to Borrower that have been delivered by Borrower to Lender and Administrative Agent fairly present in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the most recent of such fmancial statements submitted to Lender.

     4.6 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted; except in each case where the failure of any of the foregoing to be true and correct could not reasonably be expected to have a Material Adverse Effect.

     4.7 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Administrative Agent contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     5. AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, until payment in full of the Debt, Borrower shall do all of the following:

     5.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect, provided that Borrower and each of its Subsidiaries shall at all times be permitted to merge with a Subsidiary (as long as Borrower remains the surviving entity) and acquire substantially all the assets of a Subsidiary, and the Borrower shall at all times be permitted to dissolve any inactive or dormant Subsidiaries.

     5.2 Government Compliance. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

     5.3 Financial Statements and Reports. Borrower shall maintain a standard system of accounting in accordance with GAAP and (a) if Borrower has a class of securities registered with the SEC pursuant to the Securities Exchange Act of 1934 ("Exchange Act"), Borrower shall file with the SEC such periodic reports as are required by the Exchange Act, or (b) if Borrower does not have a class of securities registered with the SEC pursuant to the Exchange Act, Borrower shall post to the OTC Disclosure & News Service such filings as may be required by OTC Markets Group, Inc. (or any successor entity) for companies reporting under the OTC Pink current information tier (or a successor or substitute tier which provides information comparable to such tier, as determined by the Administrative Agent).

     5.4 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Administrative Agent, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, the Federal Insurance Contributions Act, Federal Unemployment Tax Act (and any state counterparts), and local, state, and federal income taxes, and will, upon request, furnish Administrative Agent with proof satisfactory to Administrative Agent indicating that Borrower or a Subsidiary has wade such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

     5.5 Further Assurances. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Administrative Agent to effectuate the purposes of this Agreement.

     6. NEGATIVE COVENANTS

     Borrower covenants and agrees that, until payment in full of the Debt, Borrower will not do any of the following, or enter into any agreement to do any of the following:

     6.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than (i) Transfers of inventory in the ordinary course of business, (ii) Transfers of assets in the ordinary course of business which have become worn out or obsolete or which are promptly being replaced, and (iii) other Transfers of assets outside the ordinary course of business in an aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000) in any fiscal year.

     6.2 Shell Status. Become a Shell Company.

     6.3 Debt. Create,  incur, assume or be or remain liable with respect to any
indebtedness,   or  permit  any  Subsidiary  so  to  do,  other  than  Permitted
Indebtedness.

     6.4 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or set apart any funds for the payment of dividends (other than dividends payable in shares of Borrower's stock) on any class of shares of Borrower's stock, or apply any of its funds, property or assets for, the purchase, redemption, or other retirement o( or make any other distribution, by reduction of capital or otherwise, in respect of any class of shares of Borrower's stock, or with respect to any other funds or assets, without the prior written consent of Administrative Agent.

     7. EVENTS OF DEFAULT

     Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

     7.1 Payment Default. If Borrower fails to pay when d11e and payable, or when declared due and payable, any portion of the Debt (whether of principal or interest);

     7.2 Material Adverse Effect. If there occurs an event that has a Material Adverse Effect;

     7.3 Attachment. If all or any portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any part of its business affairs, or if a judgment or other claim becomes a lien or encun1brance upon any portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof;

     7.4 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, the uninsured portion of which is at least Three Hundred Thousand Dollars ($300,000), shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period often (10) days; or

     7.5 Misrepresentations. If any material misrepresentation or misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Administrative Agent by any Responsible Officer pursuant to this Agreement or to induce Administrative Agent or Lender to enter into this Agreement or any other Loan Document.

     8. LENDER'S RIGHTS AND REMEDIES

     8.1 Acceleration of Debt. Upon the occurrence and continuation of an Event of Default, Lender may, at its election, upon notice (except for an Event of Default specified under section 7.3, as to which no notice shall be required), declare the Debt, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable.

     8.2 Remedies Cumulative. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Lender shall be effective unless in writing signed either by Lender of Administrative Agent. Any such waiver signed by Administrative Agent on behalf of Lender shall be binding upon Lender.

     9. TERMINATION

     9.1 Termination by Lender or Borrower. Either Lender or Borrower may terminate this Agreement at any time upon delivery of notice of the same to the other party in accordance with Section 10.

     9.2 Effect of Termination. Upon delivery of notice of termination in accordance with Section 10, this Agreement shall terminate immediately. Notwithstanding any termination of this Agreement, all of the terms and provisions of this Agreement shall continue in full force and effect until all Debt has been paid and performed in full, and no termination shall impair any right or remedy of Lender, nor shall any such termination relieve Borrower of any obligation to any Lender until the Debt has been paid in full.

     10. NOTICES

     Unless otherwise provided in this Agreement, all notices or demands by any Party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail., postage prepaid) shall be personally delivered or sent by a recognized, overnight delivery service or by certified mail, postage prepaid, return receipt requested, as the case may be, at its addresses set forth below. Notice may also be given by electronic mail OR other similar means at the electronic mail address set forth below for each Party provided that proof of delivery of such notice is obtained or such notice is actually received.

     If to Borrower:    Domark International Inc.
                        254 South Ronald Regan Blvd
                        Suite 134
                        Longwood, FL 32750

     If to Lender:      Infinite Funding Inc.
                        US Operations
                        5005 Hidalgo Street #619
                        Houston, Texas 77056

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
     Any Party may change the address at which it is to receive notices hereunder by providing notice in writing to the other Parties in the foregoing manner.

     11. CHOICE OF LAW AND VENUE.

     This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without regard to principles of conflicts of law. Borrower and Lender each hereby submit to the exclusive jurisdiction of the state and Federal courts locate in Harris County, Texas for any dispute relating to or arising under this Agreement.

     12. GENERAL PROVISIONS

     12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion.

     12.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

     12.3 Severability of Provisions; Headings. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. Headings are set forth in this Agreement for convenience only.

     12.4 Amendments in Writing. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement.

     12.5 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.




                             SIGNATURE PAGE FOLLOWS.

                                       9
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     IN WITNESS  WHEREOF,  the Parties  hereto have caused this  Agreement to be executed as of the date first above written.

                                     LENDER:

                                     INFINITE FUNDING INC.


                                     By: /s/ Alina Yurovskaya
                                        ---------------------------------------
                                     Name:  Alina Yurovskaya
                                     Title: President

                                     BORROWER:

                                     Domark International, Inc.


                                     By: /s/ R. Thomas Kidd
                                         ---------------------------------------
                                     Name:  R. Thomas Kidd
                                     Title: Chairman & CEO

                                       10
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                         EXHIBIT A BORROWING CERTIFICATE

The undersigned hereby certifies as follows:

I,   __________________________   (name),  am  the  duly  appointed  and  acting
_________________ (title) of __________________________________ ("Borrower").

This certificate is delivered pursuant to Section 2.1 of that certain Master Credit Agreement dated as of______________________ (the "Master Credit Agreement") among Infinite Funding Inc., as Lender and Borrower. The terms used in this Borrowing Certificate which are defined in the Master Credit Agreement have the same meaning herein as ascribed to them therein.

Borrower hereby requests an Advance in the amount of $________________. Borrower requests that the amount of $___________________ (if blank, the full amount of the Advance) be deposited as follows:

Name and Address of Bank:
Routing Number:
Account Number:

As of the date of this Borrowing Certificate, all representations and warranties of Borrower stated in the Master Credit Agreement are true, accurate and complete in all material respects.

IN WITNESS WHEREOF, this Borrowing Certificate is executed by the undersigned as of this __________ of _____________________, 2012.


                                           BORROWER

                                           Domark International, Inc.


                                           By: /s/ R. Thomas Kidd
                                              ----------------------------------
                                           Name:  R. Thomas Kidd
                                           Title: Chairman and CEO

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                                    EXHIBIT B

                            EVIDENCE OF INDEBTEDNESS

     The undersigned, Infinite Funding Inc., Lender under that certain Master Credit Agreement dated as of _____________________, 2012 (the "Master Credit Agreement") between Lender and Domark International Inc. as Borrower, hereby certifies the following as of __________________.

     1. During the Borrower's current fiscal quarter (or since the date of the Credit Agreement, if this Evidence of Indebtedness if the first Evidence of Indebtedness issued pursuant to the Master Credit Agreement), Lender has disbursed to Borrower Advances in the aggregate amount of $______________ (the "Current Indebtedness").

     2. The Current Indebtedness accrues simple interest at the rate of eight percent (8%) per year. The Current Indebtedness is due and payable to the Lender twelve (12) months from the date of this Evidence of Indebtedness.

     3.   This Evidence of  Indebtedness  does not supersede any prior Evidences
          of   Indebtedness   and  is  cumulative  of  any  prior  Evidences  of
          Indebtedness.

IN WITNESS WHEREOF, this Evidence of Indebtedness is executed by the undersigned as of this ________ day of ___________________, 2012.

                                           INFINITE FUNDING INC.


                                           By: /s/ Alina Yurovskaya
                                              ----------------------------------
                                           Name:  Alina Yurovskaya
                                           Title: Chairman and CEO


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